Exhibit 99.1

Preferred Apartment Communities, Inc. Announces Internalization Transaction
Substantial cost savings
Simplified structure with greater alignment between stockholders and management
Continued leadership by management with a track record of profitable growth

Atlanta, GA, February 3, 2020
On January 31, 2020, Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," "PAC," the "Company" or "Preferred Apartment Communities") internalized the functions performed by Preferred Apartment Advisors, LLC (the "Manager") and NMP Advisors, LLC (the "Sub-Manager") by acquiring the entities that own the Manager and the Sub-Manager (such transactions, collectively, the "Internalization") for an aggregate purchase price of $154 million, plus up to $25 million of potential additional earnout consideration (the "Earnout Amount").
A special committee comprised entirely of independent and disinterested members of the Company’s board of directors (the "Special Committee"), which retained independent legal and financial advisors, as well as the Company’s board of directors, determined that the entry into the Stock Purchase Agreement (as defined below) and the completion of the Internalization are fair to and in the best interests of the Company and its stockholders. Pursuant to the Company’s governing documents, stockholder approval of the Internalization is not required.
"This internalization transaction is the result of a diligent and detailed process led by the Special Committee," said Howard McLure, Chair of the Special Committee. "We believe that the transaction has numerous positive benefits for the Company’s stockholders, the most important of which are the substantial cash savings and alignment of management interests, as compared to the previous external management structure."

"The management team is very excited about this transition and the opportunity it provides us in our management of the Company," said Joel T. Murphy, the Company’s Chief Executive Officer.  "The entire PAC team remains deeply committed to our mission of growing stockholder value and believes this internalized format gives PAC an optimized platform to execute our business and financial objectives over the long term."
Potential benefits of the Internalization include:

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Immediate Cost Savings; Economies of Scale with Growth - Estimated cash savings to the Company in 2020 of approximately $32 million. Fees related to management in an externally managed REIT structure scale directly with assets whereas an internally managed REIT structure allows for significantly lower incremental costs as the Company's assets grow.

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Simplified Structure - The Internalization will simplify the Company’s structure through the integration of all of its investment activity, corporate operations, and resources under a single, transparent corporate structure, and provide the Company with the ability to control key functions that are important to the growth of its business. Internalizing management will also mitigate perceived or actual existing conflicts of interest between the Company, on the one hand, and the Manager and the Sub-Manager, on the other hand, resulting from the previous external management structure.

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Continuity - The Company’s pre-Internalization management team and corporate staff remain employed by the Manager, which has become an indirect subsidiary of the Company, and will continue to lead the Company. This continuity in management will provide a seamless transition to future senior leadership.

The Internalization Transaction was effected pursuant to a stock purchase agreement, dated as of January 31, 2020 (the "Stock Purchase Agreement"), by and among the Company, Preferred Apartment Communities Operating Partnership, L.P. ("PAC OP"), PAC Carveout, LLC ("PAC Sub"), NELL Partners, Inc. ("NELL"), NMA Holdings, Inc. ("NMA") and the sellers of NELL and NMA. The Manager is a wholly owned subsidiary of NELL, and the Sub-Manager is a wholly owned subsidiary of NMA. Trusts established, or entities owned, by the family of John A.

Williams, the Company’s former Chairman of the Board and Chief Executive Officer, Daniel M. DuPree, the Company’s Executive Chairman of the Board and former Chief Executive Officer of the Company, and Leonard A. Silverstein, the Company’s Vice Chairman of the Board, President and Chief Operating Officer, were the owners of NELL. Trusts established, or entities owned, by Joel T. Murphy, the Company’s Chief Executive Officer and a member of the Board, the family of Mr. Williams, Mr. DuPree and Mr. Silverstein were the owners of NMA. Additional information regarding the terms of the Stock Purchase Agreement and the Internalization are available in the Current Report on Form 8-K filed today by the Company with the U.S. Securities and Exchange Commission.
Pursuant to the Stock Purchase Agreement, the sellers sold all of the outstanding shares of capital stock of NELL and NMA to PAC Sub in exchange for an aggregate of approximately $111.1 million in cash paid at the closing which reflects the satisfaction of certain indebtedness of NELL, the estimated net working capital adjustment, and a hold back of $15 million for certain specified matters (the "Specified Matters Holdback Amount"). The Specified Matters Holdback Amount is payable to the NELL sellers less certain losses following final resolution of any such specified matters.
Additionally, upon the occurrence of an Earnout Trigger (as defined below), PAC Sub will pay to the sellers of NELL and NMA the Earnout Amount. An "Earnout Trigger" will occur upon the earlier of (i) if, for the immediately preceding fiscal year beginning on January 1, funds from operations ("FFO") of the Company per weighted average basic share of the Company’s common stock and Class A Unit (as defined in the limited partnership agreement of the PAC OP) outstanding for such fiscal year is determined to be greater than or equal to $1.55 or (ii) on the thirty-six (36) month anniversary of the closing of the Internalization; provided, that in no event can the Earnout Trigger occur (and the Earnout Amount be paid) more than once.
Houlihan Lokey acted as financial advisor to the Special Committee and Alston & Bird LLP acted as legal advisor to the Special Committee in connection with the Internalization. Moelis & Company LLC acted as financial advisor to the Manager, NELL and NMA, and Vinson & Elkins LLP acted as legal advisor to the Manager and Sub-Manager in connection with the Internalization.

About Preferred Apartment Communities

Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers, Class A office buildings, and student housing properties. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans for multifamily properties. As of September 30, 2019, the Company owned 101 properties in 15 states, predominantly in the Southeast region of the United States.
Forward Looking Statements
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Estimates of the impact of the Internalization on our future operating results and future goals and performance are, by definition, and certain other statements in this press release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy. Except as otherwise required by the federal securities laws, we assume no liability to update the information in this press release. We refer you to the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2018 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2019, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.